    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1997

                                                      REGISTRATION NO. 333-27035
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                AMENDMENT NO. 4

                                      TO

                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                          SCHICK TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     3844
     (STATE OR OTHER           (PRIMARY STANDARD
       JURISDICTION                INDUSTRIAL                 11-3374812
   OF INCORPORATION OR        CLASSIFICATION CODE          (I.R.S. EMPLOYER
      ORGANIZATION)                 NUMBER)             IDENTIFICATION NUMBER)

                           ------------------------

                              31-00 47TH AVENUE
                       LONG ISLAND CITY, NEW YORK 11101
                                (718) 937-5765
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ------------------------

                               DAVID B. SCHICK
         CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          SCHICK TECHNOLOGIES, INC.
                              31-00 47TH AVENUE
                       LONG ISLAND CITY, NEW YORK 11101
                                (718) 937-5765
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                           ------------------------

                                  Copies to:

        M. RIDGWAY BARKER, ESQ.                  BARBARA L. BECKER, ESQ.
        KELLEY DRYE & WARREN LLP                 CHADBOURNE & PARKE LLP
           TWO STAMFORD PLAZA                     30 ROCKEFELLER PLAZA
         281 TRESSER BOULEVARD                  NEW YORK, NEW YORK 10112
      STAMFORD, CONNECTICUT 06901                    (212) 408-5100
             (203) 324-1400

                           ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /

                           ------------------------



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE



     This amendment no. 4 to this Registration Statement on Form S-1, as amended (File No. 333-27035) is being filed solely for the purpose of filing Exhibit A and Exhibit B to Exhibit 10.5 hereof.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT
NUMBER   DESCRIPTION
-------  ----------------------------------------------------------------------
  1.1**  -- Form of Underwriting Agreement
  3.1**  -- Amended and Restated Certificate of Incorporation of Schick
            Technologies, Inc.
  3.2**  -- By-Laws of Schick Technologies, Inc.
  4.1**  -- Form of Common Stock certificate of Schick Technologies, Inc.
  4.2**  -- Form of Warrant
  4.3**  -- Agreement and Plan of Merger dated as of May 15, 1997 among Schick
            Technologies, Inc., a New York corporation, Schick Technologies,
            Inc., a Delaware corporation and STI Acquisition Corp, a Delaware corporation
  5.1**  -- Opinion of Kelley Drye & Warren LLP (including the consent of such firm) as to the validity of the securities being registered
10.1**   -- Schick Technologies, Inc. 1996 Employee Stock Option Plan+
10.2**   -- Schick Technologies, Inc. 1997 Stock Option Plan for Non-Employee
            Directors+
10.3**   -- Form of Non-Disclosure, Non-Solicitation, Non-Competition and
            Inventions Agreement between Schick Technologies, Inc. and each
            Named Executive of Schick Technologies, Inc.
10.4**   -- Secured Term Loan Agreement dated August 7, 1996 between Schick
            Technologies, Inc. and Merck & Co., Inc. (the 'Agreement').
10.5***  -- Service and License Agreement between Photobit, LLC and Schick
            Technologies, Inc. dated as of June 24, 1996 amending the Agreement.
10.6**   -- Letter Agreement between Schick Technologies, Inc. and Merck & Co.,
            Inc., dated May 12, 1997
10.7**   -- Sales Agreement between Schick Technologies, Inc. and Norland
            Medical Systems, Inc. dated as of May 12, 1997.
10.8**   -- Agreement, dated as of May 30, 1997, by and between Schick
            Technologies, Inc. and Henry Schein, Inc.
11.1**   -- Computation of Earnings Per Share
22.1**   -- List of subsidiaries of Schick Technologies, Inc.
23.1**   -- Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)
23.2**   -- Consent of Price Waterhouse LLP
23.3**   -- Consent of Fitzpatrick, Cella, Harper & Scinto
23.4**   -- Consent of Darby & Darby
23.5**   -- Consent of Soules & Wallace
23.6**   -- Consent of Pierre Cousin

23.7**   -- Consent of Cabinet beau de lomine
24.1**   -- Powers of Attorney (included in the signature page)


------------------


**   Previously filed.

***  Filed herewith. Confidential treatment requested as to certain portions.

+     Management contract or compensatory plan or arrangement.

     (b) Consolidated Financial Statement Schedules

          Schedule II--Valuation and Qualifying Accounts

     All other schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements or related notes.

                              SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 30TH DAY OF JUNE, 1997.


                                          SCHICK TECHNOLOGIES, INC.

                                          By:       /s/ David B. Schick
                                              ----------------------------------
                                                      David B. Schick
                                                   Chairman of the Board,
                                                Chief Executive Officer and
                                                        President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURES                          TITLE                    DATE
------------------------------   -------------------------------   -------------
     /s/ David B. Schick         Chairman of the Board, Chief      June 30, 1997
------------------------------   Executive Officer, President
       David B. Schick           and Director (Principal
                                 Executive Officer)

     /s/ David B. Spector        Chief Financial Officer           June 30, 1997
------------------------------   (Principal Financial and
       David B. Spector          Accounting Officer)

              *                             Director
------------------------------
         Mark I. Bane

              *                             Director
------------------------------
     Allen Schick, Ph.D.

              *                             Director
------------------------------
  Euval S. Barrekette, Ph.D.

              *                             Director
------------------------------
       Jonathan Singer


              *                             Director
------------------------------
   Howard Wasserman, D.D.S.

*By:     /s/ Zvi N. Raskin                                         June 30, 1997
    --------------------------
         Attorney-in-fact


                                 EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
-------  ----------------------------------------------------------------------
 1.1**   -- Form of Underwriting Agreement
 3.1**   -- Amended and Restated Certificate of Incorporation of Schick
            Technologies, Inc.
 3.2**   -- By-Laws of Schick Technologies, Inc.
 4.1**   -- Form of Common Stock certificate of Schick Technologies, Inc.
 4.2**   -- Form of Warrant
 4.3**   -- Agreement and Plan of Merger dated as of May 15, 1997 among Schick
            Technologies, Inc., a New York corporation, Schick Technologies, Inc., a Delaware corporation, and STI Acquisition Corp., a Delaware corporation
 5.1**   -- Opinion of Kelley Drye & Warren LLP (including the consent of such firm) as to the validity of the securities being registered
10.1**   -- Schick Technologies, Inc. 1996 Employee Stock Option Plan+
10.2**   -- Schick Technologies, Inc. 1997 Stock Option Plan for Non-Employee
            Directors+
10.3**   -- Form of Non-Disclosure, Non-Solicitation, Non-Competition and
            Inventions Agreement between Schick Technologies, Inc. and each Named Executive of Schick Technologies, Inc.
10.4**   -- Secured Term Loan Agreement dated August 7, 1996 between Schick
            Technologies, Inc. and Merck & Co., Inc. (the 'Agreement').
10.5***  -- Service and License Agreement between Photobit, LLC and Schick
            Technologies, Inc. dated as of June 24, 1996 amending the Agreement.
10.6**   -- Letter Agreement between Schick Technologies, Inc. and Merck & Co.,
            Inc., dated May 12, 1997
10.7**   -- Sales Agreement between Schick Technologies, Inc. and Norland
            Medical Systems, Inc. dated as of May 12, 1997.
10.8**   -- Agreement, dated as of May 30, 1997, by and between Schick
            Technologies, Inc. and Henry Schein, Inc.
11.1**   -- Computation of Earnings Per Share
22.1**   -- List of subsidiaries of Schick Technologies, Inc.
23.1**   -- Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)
23.2**   -- Consent of Price Waterhouse LLP
23.3**   -- Consent of Fitzpatrick, Cella, Harper & Scinto
23.4**   -- Consent of Darby & Darby
23.5**   -- Consent of Soules & Wallace
23.6**   -- Consent of Pierre Cousin
23.7**   -- Consent of Cabinet beau de lomine
24.1**   -- Powers of Attorney (included in the signature page)

------------------
**  Previously filed.

*** Filed herewith. Confidential treatment requested as to certain portions.

+   Management contract or compensatory plan or arrangement.